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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  June 5, 1997


                             HARCOURT GENERAL, INC.
            (Exact of name of registrant as specified in its charter)

  DELAWARE                     1-4925                         04-1619609
(State or other              (Commission                    (IRS Employer
jurisdiction of              File Number)                   Identification No.)
incorporation)

                               27 BOYLSTON STREET
                             CHESTNUT HILL, MA 02167
               (Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code: (617) 232-8200


Exhibit Index Appears on Page 3
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Item 2.  Acquisition or Disposition of Assets.

                  On April 21, 1997, Harcourt General, Inc., a Delaware corporation ("Harcourt"), through a wholly-owned subsidiary, Nick Acquisition Corporation, a Delaware corporation ("Nick"), commenced a tender offer (the "Offer") to acquire all of the outstanding shares (the "Shares") of Common Stock of National Education Corporation, a Delaware corporation ("NEC"). The initial per Share consideration offered was $19.50. On May 12, 1997, Harcourt and Nick entered into an Agreement and Plan of Merger with NEC (the "Merger Agreement") pursuant to which Harcourt agreed to increase the per Share consideration of the Offer to $21.00, and agreed to lend $30 million to NEC to pay a $30 million fee to Sylvan Learning Systems, Inc. ("Sylvan") in connection with the termination of a previously entered into merger agreement between NEC and Sylvan. On June 4, 1997, the Offer terminated, and on June 5, 1997, Harcourt acquired approximately 34.4 million Shares, representing approximately 95.6% of the issued and outstanding Shares. Harcourt promptly paid approximately $723.4 million for those Shares. On June 10, 1997, pursuant to the Merger Agreement, Nick was merged with and into NEC, and the remaining approximately
1.6 million Shares not previously purchased in the offer were converted into the right to receive $21.00 in cash.

                  Harcourt used available cash and equivalents and short-term investments, as well as borrowings under its existing $400 million revolving credit facility (the "Credit Agreement"), to fund payments of approximately $850 million (including estimated fees and expenses) in connection with the transactions referenced in the immediately preceding paragraph. The Credit Agreement is dated as of December 16, 1994 among Harcourt, Morgan Guaranty Trust Company of New York, as documentation agent, The First National Bank of Boston, as administrative agent, The Bank of Nova Scotia and National Westminster Bank Plc, as co-agents, and a group of 13 lending parties thereto.

                  NEC is a global provider of print and interactive multimedia based products and services for the education and training marketplace. NEC's business is conducted primarily through three operating entities, ICS Learning Systems, Inc. ("ICS"), Steck-Vaughn Publishing Corporation ("Steck-Vaughn"), and National Education Training Group, Inc. ("NETG"). ICS provides distance learning opportunities in vocational, degree and professional self-studies to consumers and businesses. Steck-Vaughn publishes supplemental educational materials used in elementary, secondary and adult education. NETG develops, markets and distributes interactive multimedia products to train information technology professionals and end-users of technology. Through NEC, Harcourt holds approximately 82% of the issued and outstanding shares of common stock of Steck-Vaughn, and the remaining shares of common stock of Steck-Vaughn are traded on the NASDAQ National Market.

                  Prior to acquiring control of Steck-Vaughn, Harcourt entered into an agreement with Steck-Vaughn pursuant to which Harcourt agreed that until June 4, 2000, it would not consummate any business combination (as defined in Section 203 of the Delaware General Corporation Law) with Steck-Vaughn unless and until (i) the proposed business combination has been submitted by Harcourt in writing to the Board of Directors of Steck-Vaughn, (ii) a committee of the Board of Directors of Steck-Vaughn comprised solely of disinterested directors affirmatively recommends its approval of such business combination, finding that the
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terms thereof are fair to the shareholders of Steck-Vaughn other than NEC and
Harcourt and (iii) the business combination is approved by a majority of the Steck-Vaughn Board of Directors, including a majority of the disinterested directors.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of businesses acquired:

         The Consolidated Financial Statements of National Education Corporation and its subsidiaries for the fiscal year ended December 31, 1996, together with the Notes thereto are incorporated herein by reference to Form 10-K for the year ended December 31, 1996 of National Education Corporation (Commission File No. 1-6981).

         The Condensed Consolidated Financial Statements of National Education Corporation and its subsidiaries for the period ended March 31, 1997, together with the Notes thereto are incorporated herein by reference to Form 10-Q for the quarter ended March 31, 1997, of National Education Corporation (Commission File No. 1-6981).

(b)      Pro Forma financial information:

         To be filed by Amendment not later than August 20, 1997.

(c)      Exhibits:

         Exhibit 2.1 Agreement and Plan of Merger among Harcourt General, Inc., Nick Acquisition Corporation and National Education Corporation, dated as of May 12, 1997, incorporated herein by reference to Exhibit 11(c)(1) to Amendment No. 3 to Schedule 14D-1 of Harcourt General, Inc., dated May 14, 1997.

         Exhibit 2.2 Credit Agreement dated as of December 16, 1994 among Harcourt General, Inc., the banks listed therein, Morgan Guaranty Trust Company of New York, as documentation agent, The First National Bank of Boston, as administrative agent, The Bank of Nova Scotia and National Westminster Bank Plc, as co-agents, incorporated herein by reference to
                           Exhibit 11(b) to Schedule 14D-1 of Harcourt General, Inc., dated April 21, 1997.

         Exhibit 23.1      Consent of Price Waterhouse LLP.

         Exhibit 99.1 Agreement dated May 30, 1997 between Harcourt General, Inc. and Steck-Vaughn Publishing Corporation, incorporated herein by reference to
                           Exhibit 11(a)(21) to Amendment No. 5 to Schedule 14D-1 of Harcourt General, Inc., dated June 5, 1997.
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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HARCOURT GENERAL, INC.



Date:  June 18, 1997                       By:      /s/ Eric P. Geller
                                                   ---------------------
                                                   Eric P. Geller
                                                   Senior Vice President,
                                                   General Counsel and
                                                   Secretary